UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2016 (October 31, 2016)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 31, 2016, Daybreak Oil and Gas, Inc. (OTC PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), entered into (1) an Asset Purchase Agreement by and among the Company and its Kentucky drilling partner, App Energy, LLC, a Kentucky limited liability company (“App Energy”), as sellers, and Sandy Valley Gas, Inc., a Kentucky corporation, and Eagle Well Service, Inc., a Kentucky corporation, as buyers (the “Asset Purchase Agreement”); and (2) a Fourth Amendment to Amended and Restated Loan and Security Agreement and Consent Agreement (the “Restructuring Agreement”) by and between the Company and Maximilian Resources, LLC (“Maximilian”), the Company’s lender pursuant to an Amended and Restated Loan and Security Agreement, dated as of August 28, 2013, as amended from time to time (the “Daybreak Loan Agreement”).

Asset Purchase Agreement

Pursuant to the Asset Purchase Agreement, effective on October 31, 2016, the Company sold its working interest in its oil and natural gas development operations in the Twin Bottoms Field in Lawrence County, Kentucky, and App Energy sold substantially all of its assets and operations, for a combined purchase price of $4.5 million (such transaction, the “Kentucky Sale”).  Of the total purchase price, $4.25 million was paid to Maximilian as part of the transactions pursuant to the Restructuring Agreement and the remaining $250,000 was set aside by Maximilian to provide financing for a proposed joint venture among the Company, App Energy and Maximilian with respect to oil and natural gas assets located in Michigan (the “Michigan Joint Venture”).

Restructuring Agreement

Pursuant to the Restructuring Agreement, in exchange for the proceeds it received from the Kentucky Sale, Maximilian and the Company have agreed to: (1) the deemed payment in full and/or forgiveness of approximately $8.3 million in outstanding indebtedness under the Daybreak Loan Agreement (which includes approximately $5.4 million in indebtedness that was loaned by the Company to App Energy pursuant to the Loan and Security Agreement between the parties dated as of August 28, 2013, as amended from time to time (the “App Loan Agreement”); (2) a commitment by Maximilian to forgive an additional amount of indebtedness under the Daybreak Loan Agreement, currently estimated to be $3.2 million, in the event of the future issuance of senior preferred stock by the Company to it; (3) the deemed payment in full and termination of the App Loan Agreement; (4) the termination and release of all liens, security interests and other interests held by Maximilian or its affiliates in any of the Company’s or App Energy’s Kentucky oil and natural gas assets, including the termination of the overriding royalty interests and net profits interests held by Maximilian and/or its affiliates; (5) amendments to the Daybreak Loan Agreement to suspend principal and interest payments for up to six months and extend the maturity date to February 28, 2020; (6) a commitment by Maximilian to advance up to $250,000 in financing to the Company over the next six months; (7) the pursuit of the Michigan Joint Venture using the $250,000 set aside from the Kentucky Sale.

The parties’ commitments with respect to the Michigan Joint Venture and the issuance of senior preferred stock are subject to certain conditions, including finalizing the acquisition of Michigan assets and the terms of the financing and obtaining the necessary shareholder approvals of the issuance of senior preferred stock.  There can be no assurances that the Company will successfully complete the acquisition of assets in Michigan or obtain the necessary approvals for the issuance of senior preferred stock.

Item 1.02

Termination of a Material Definitive Agreement

See discussion in Item 1.01 regarding the termination of the App Loan Agreement, which is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

See discussion in Item 1.01 regarding the sale of the Company’s working interest in its oil and natural gas development operations in the Twin Bottoms Field in Lawrence County, Kentucky, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Number

Exhibit

99.1*

Press Release

*

Filed herewith.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: November 3, 2016

EXHIBIT INDEX

Number

Exhibit

99.1*

Press Release

*

Filed herewith.

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